Exhibit # 8

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100131063-57
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/01/2010 11:38 AM
	Entity Number E0568182005-4

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AUSSIE SOLES GROUP, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Amended as stated:

ARTICLE I. The name of the corporation is: THE GLOBAL HOUSING GROUP.

ARTICLE IV. The capitalization of this corporation is: 300,000,000 shares of common stock @ .001 par value and 10,000,000 shares of preferred stock @ .001 par value after the current action of a reversal of issued and outstanding common stock of ten (10) old shares of common stock for one (1) new share of common stock; or 10:1.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67.5%

4. Effective date of filing: (optional) Immediate

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After Revised: 3-6-09

**MINUTES OF A MEETING
OF THE BOARD OF DIRECTORS OF
AUSSIE SOLES GROUP, INC.**

February 24, 2010

A meeting of the Board of Directors of AUSSIE SOLES GROUP, INC. was held on February 24, 2009. Present: Merle Ferguson, President and Chairman and James McShane, Sec./Treas. and Director, and William Anton, Director (telephonically).

OLD BUSINESS

The meeting was called to order. The minutes of the board meetings held on January 29, 2010 were read and approved.

NEW BUSINESS

Mr. Ferguson stated that in light of the new direction that the Company has made, the Company is better served by a name change. THE GLOBAL HOUSING GROUP will be the new name of the Company. An extensive discussion followed regarding the capitalization of the Company. part of the Company's requirements per the recent and forthcoming Acquisition Agreements are to recapitalize with an increase of the authorized shares of common stock of the Company.

The President stated that 74,230,570 shares of common stock are issued and outstanding of the 100,000,000 shares of authorized common stock and no shares issued out of 10,000,000 shares of preferred stock. A discussion followed wherein the stock would be reversed by 10:1 bringing the amount of issued shares to 7,423,057 (plus any shares issued in rounding up to the next whole share from the reverse) with the authorized shares increasing to 300,000,000 common and 10,000,000 preferred. A tally of the major shareholders' who are entitled to vote and have approved by proxy of said action include:

Trade Exchange International, Inc.	12,500,000 shares
TJJR Enterprises, Inc.	12,500,000 shares
Global Homes, Inc.	25,000,000 shares
Ministry for Youth Empowerment	151,900 shares

This written action is duly adopted by 67.5% by a majority of the stockholders of all classes of stock ; or 50,151,900 shares of the 74,230,570 shares of issued and outstanding shares of Aussie Soles Group, Inc.

Based upon the foregoing and without further discussion, on motion duly made and unanimously approved, the Board of Directors issued the following resolutions:

RESOLVED: That the Company change its name to THE GLOBAL HOUSING GROUP.

And,

Exhibit #2 Page 1 of 3

RESOLVED: That the Company reverse its issued and outstanding stock by 10:1 (ten old shares for one new share).

And,

RESOLVED FURTHER: That the Company increase its capitalization to 300,000,000 shares of authorized common stock and 10,000,000 shares of preferred stock.

And FURTHER RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action with an effective date of March 10, 2010 or as soon as possible.

There being no further business, on motion unanimously approved, the meeting was adjourned.

The undersigned, President of AUSSIE SOLES GROUP, INC. (soon to become THE GLOBAL HOUSING GROUP) hereby certifies that by resolutions duly adopted unanimously by the Board of Directors of the Company pursuant to written action effective as of February 26, 2010; and by resolutions duly adopted by a majority of the shareholders of all classes of stock outstanding and entitled to vote thereon of the Company pursuant to written action effective as of February 26, 2010.

There being no further business, the meeting was adjourned.

DATED: February 26, 2010

Merle Ferguson
President

SEE ATTACHED FOR OFFICIAL ACKNOWLEDGEMENT

see page 3

Notarized Form next page

State of California)

County of San Diego)

CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

Board minutes Feb 26, 2010

On June 2nd, 2010 before me, J. M. Soder, Notary Public, (here insert name and title of the officer)

personally appeared Merle Ferguson

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

J. M. SODER
COMM. # 1880258
NOTARY PUBLIC - CALIFORNIA
SAN DIEGO COUNTY
My Comm. Expires Feb. 22, 2014

WITNESS my hand and official seal.

Signature [signature] (Seal)

OPTIONAL INFORMATION

Although the information in this section is not required by law, it could prevent fraudulent removal and reattachment of this acknowledgment to an unauthorized document and may prove useful to persons relying on the attached document.

Description of Attached Document

The preceding Certificate of Acknowledgment is attached to a document titled/for the purpose of ______

containing ____ pages, and dated ______

The signer(s) capacity or authority is/are as:

- [ ] Individual(s)
- [ ] Attorney-in-Fact
- [ ] Corporate Officer(s) ______ (Title)
- [ ] Guardian/Conservator
- [ ] Partner - Limited/General
- [ ] Trustee(s)
- [ ] Other: ______

representing: ______ (Name(s) of Person(s) or Entity(ies) Signer is Representing)

Additional Information

Method of Signer Identification

Proved to me on the basis of satisfactory evidence
- ○ form(s) of identification ○ credible witness(es)

Notarial event is detailed in notary journal on:
Page # ____ Entry # ____

Notary contact: ______

Other
- [ ] Additional Signer(s) [ ] Signer(s) Thumbprint(s)
- [ ] ______

F-URA Exhibit #3 - #6

AUSSIE SOLES GROUP, INC.

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of Aussie Soles Group, Inc., a Nevada corporation, hereby consent to the adoption of the following resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation be amended Article "One" to reflect the Corporate name as The Global Housing Group, Inc."

RESOLVED: The Board of Directors recommends that the Company amend Article "Four" whereas the Company reverses its issued and outstanding stock, 74,230,570 by 10:1 (ten old shares for one new share), to 7, 230,570 shares. Subsequently, the Company increases its capitalization from 100,000,000 to 300,000,000 shares of authorized common stock and 10,000,000 shares of preferred stock.

And further RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action,

Signature: [signature] Date: 2/19/2010

Printed Name: GLOBAL HOMES INC. Address:

Number of Shares of Aussie Soles' Common Stock 25,000,000

NOTARY:

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 22 day of June, 2010 by MERLE FERGUSON proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

[signature]

OFFICIAL SEAL
DAREN VASS
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1706742
SAN DIEGO COUNTY
MY COMM. EXP. NOV. 21, 2010

Exhibit # 4

AUSSIE SOLES GROUP, INC.

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of Aussie Soles Group, Inc., a Nevada corporation, hereby consent to the adoption of the following resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation be amended Article "One" to reflect the Corporate name as The Global Housing Group, Inc."

RESOLVED: The Board of Directors recommends that the Company amend Article "Four" whereas the Company reverses its issued and outstanding stock, 74,230,570 by 10:1 (ten old shares for one new share), to 7, 230,570 shares. Subsequently, the Company increases its capitalization from 100,000,000 to 300,000,000 shares of authorized common stock and 10,000,000 shares of preferred stock.

And further RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action,

Signature ____________ Date: 2/19/2010

MINISTRY FOR YOUTH EMPOWERMENT

Printed Name Address

Number of Shares of Aussie Soles' Common Stock 151,900

NOTARY:

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 22 day of June, 2010, by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

OFFICIAL SEAL
DAREN VASS
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1705742
SAN DIEGO COUNTY
MY COMM. EXP. NOV. 21, 2010

Exhibit #5

AUSSIE SOLES GROUP, INC.

CONSENT OF STOCKHOLDERS

The undersigned being the holder of shares of issued and outstanding Common Stock of Aussie Soles Group, Inc., a Nevada corporation, hereby consent to the adoption of the following resolutions:

RESOLVED: The Board of Directors recommends and deems it advisable that the Certificate of Incorporation of this Corporation be amended Article "One" to reflect the Corporate name as The Global Housing Group, Inc."

RESOLVED: The Board of Directors recommends that the Company amend Article "Four" whereas the Company reverses its issued and outstanding stock, 74,230,570 by 10:1 (ten old shares for one new share), to 7, 230,570 shares. Subsequently, the Company increases its capitalization from 100,000,000 to 300,000,000 shares of authorized common stock and 10,000,000 shares of preferred stock.

And further RESOLVED: That the Company proceed as soon as prudent to file such documents with the State of Nevada and other authorities to complete this action,

Signature: [signature] Date: 2/19/2010

Printed Name: TJJR ENTERPRISES INC. Address:

Number of Shares of Aussie Soles' Common Stock 12,500,000

NOTARY:

State of California
County of San Diego

Subscribed and sworn to (or affirmed) before me on this 22 day of Jun, 20 10 by Merle Ferguson proved to me on the basis of satisfactory evidence to be the person(s) who appeared before me.

[signature]

OFFICIAL SEAL
DAREN VASS
NOTARY PUBLIC-CALIFORNIA
COMM. NO. 1705742
SAN DIEGO COUNTY
MY COMM. EXP. NOV. 21, 2010